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                                                                    EXHIBIT 23.1

To the Board of Directors of Aperian, Inc.

         I consent to the use of my name under the heading Legal Matters in the registration statement amendment number 2 on Form S-3 (Registration No. 333-44666) for the above named company.


/s/ PETER E. LORENZEN
---------------------------------
Peter E. Lorenzen
Dallas, Texas
October 19, 2000